                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934.

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

  Coherent, Inc.
- - ------------------------------------------------
(Name of Registrant as specified in its charter)


- - ------------------------------------------------
(Name of person(s) filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------
(3)  Per unit price or other underlying value of transaction computed pursuant
     to Exchange Act Rule 0-11:              (A)
                               --------------
(4)  Proposed maximum aggregate value of transaction:
                                                     ---------------------------

_________________________
(A) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
                             -----------------------------------------
(2)  Form, Schedule or Registration Statement No.:
                                                   -------------------
(3)  Filing Party:
                   ---------------------------------------------------
(4)  Date Filed:
                 -----------------------------------------------------

                                     [LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 23, 1995

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COHERENT INC. (the "Company"), a Delaware corporation, will be held on March 23, 1995 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95056, for the following purposes:

    1. To elect six directors to serve for ensuing terms of one to three years (one year if Proposal Two is not approved) and until their successors are duly elected.

    2. To approve amendments to the Company's Certificate of Incorporation and Bylaws to reorganize the Board of Directors into three classes with staggered terms.

    3. To approve a new form of indemnification agreement between the Company and its officers and directors.

    4. To ratify the appointment of Deloitte & Touche as independent public accountants to the Company for the 1995 fiscal year.

    5. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Stockholders of record at the close of business on January 26, 1995 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting. However to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

    Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          Larry W. Sonsini
                                          SECRETARY
Santa Clara, California
February 3, 1995

                                YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 COHERENT, INC.
                            5100 PATRICK HENRY DRIVE
                         SANTA CLARA, CALIFORNIA 95056

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of COHERENT, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California on March 23, 1995 at 5:30 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number at the address above is (408) 764-4000. These proxy solicitation materials were mailed on or about February 3, to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on January 26, 1995 (the "Record Date") are entitled to notice of and to vote at the meeting and at any
adjournment(s) thereof. At the Record Date,       shares of the Company's Common
Stock, $.01 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Scott H. Miller, General Counsel) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    On all matters other than the election of directors, each share has one vote. See "Election of Directors -- Vote Required."

    The cost of this solicitation will be borne by the Company. The Company has retained the services of D.F. King & Co., Inc. (the "Solicitor") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Solicitor a fee not to exceed $3,500 for its services and will reimburse the Solicitor for certain out-of-pocket expenses estimated to be $5,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The Company's Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote shall constitute a quorum at meetings of stockholders.

    Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. However, because directors are elected by a plurality vote, abstentions in the election of directors have no input once a quorum exists. In a 1988 Delaware case, BERLIN
V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1996 Annual Meeting of Stockholders must be received by the Company no later than October 5, 1995 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the

Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company,
(iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors of the Company as a group.

                                                                                   NUMBER OF   PERCENT OF
NAME AND ADDRESS                                                                    SHARES        TOTAL
- - --------------------------------------------------------------------------------  -----------  -----------
ICM Asset Management, Inc. (1)..................................................     670,750         6.40%
  W. 601 Main Avenue, Suite 917
  Spokane, Washington 99201
James L. Hobart (2).............................................................     219,521         2.10%
Henry E. Gauthier (3)...........................................................     119,579         1.14%
Charles W. Cantoni (4)..........................................................           0        *
Frank P. Carrubba (5)...........................................................           0        *
Thomas Sloan Nelsen (6).........................................................       1,000        *
Robert J. Quillinan (7).........................................................      41,315        *
Bernard Couillaud (8)...........................................................       8,911        *
Leonard C. DeBenedictis (9).....................................................      44,203        *
All directors and executive officers as a group (10 persons) (10)...............     456,466         4.36%

- - ------------------------
*    Less than 1%.

(1) Represents shares reported by Vickers Corporate Report as being held by ICM Asset Managemet, Inc. as of January 10, 1994.

(2) Includes 2,700 shares held of record by members of Dr. Hobart's family, as to which shares he disclaims beneficial ownership. Also includes 12,500 shares issuable upon exercise of options which are currently exercisable or will become exercisable within 60 days of the Record Date.

(3) Includes 11,000 shares issuable upon exercise of options held by Mr. Gauthier which are currently exercisable or will become exercisable within 60 days of the Record Date.

(4)  Includes  12,500  shares  issuable upon  exercise  of options  held  by Mr.
     Cantoni which are currently exercisable or will become exercisable within 60 days of the Record Date.

(5)  Includes  12,500  shares  issuable upon  exercise  of options  held  by Mr.
     Carrubba which are currently exercisable or will become exercisable within 60 days of the Record Date.

(6) Includes 12,500 shares issuable upon exercise of options held by Mr. Nelsen which are currently exercisable or will become exercisable within 60 days of the Record Date.

(7)  Includes 6,000  shares  issuable  upon  exercise of  options  held  by  Mr.
     Quillinan which are currently exercisable or will become exercisable within 60 days of the Record Date.

(8)  Includes  9,500  shares  issuable  upon exercise  of  options  held  by Mr.
     Couillaud which are currently exercisable or will become exercisable within 60 days of the Record Date.

(9)  Includes 10,500  shares  issuable upon  exercise  of options  held  by  Mr.
     DeBenedictis which are currently exercisable or will become exercisable within 60 days of the Record Date.

(10) At the Record Date, executive officers and directors of the Company as a group (10 persons) held options to purchase an aggregate of 275,500 shares of Common Stock, representing approximately 28.4% of outstanding options at that date. The numbers set forth in this table include an aggregate of 97,500 shares which are currently exercisable or will become exercisable within 60 days of such date.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A board of six directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. If the Classified Board Amendments (See Proposal Two) are approved by the stockholders, two directors, Messrs. Gauthier and Nelson, will be elected for terms expiring at the 1996 Annual Meeting of Stockholders, two directors, Messrs. Hobart and Cantoni, for terms expiring at the 1997 Annual Meeting of Stockholders and two directors, Messrs. Carrubba and Robertson, for terms expiring at the 1998 Annual Meeting of Stockholders. If Proposal Two is not adopted, the term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

    The names  of the  nominees, all  of  whom are  currently directors  of  the
Company,  and certain information  about them as of  February    , 1995, are set
forth below.

                 NAME OF NOMINEE                        AGE                     PRINCIPAL OCCUPATION
- - --------------------------------------------------      ---      --------------------------------------------------
James L. Hobart...................................          61   Chairman of the Board of Directors and Chief
                                                                  Executive Officer of the Company
Henry E. Gauthier.................................          54   President and Chief Operating Officer of the
                                                                  Company
Charles W. Cantoni (1)(2).........................          59   President of ImageComm Systems, Inc.
Frank P. Carrubba (1)(2)..........................          57   Chief Technical Officer, Philips Electronics N.V.
Thomas Sloan Nelsen (1)(2)........................          68   Retired Professor of Surgery, Stanford University
                                                                  School of Medicine
Jerry E. Robertson................................          62   Retired Executive Vice President, 3M Life Sciences
                                                                  Sector and Corporate Services

- - ------------------------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any director or executive officer of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of five meetings during the fiscal year ended October 1, 1994. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

    The Audit Committee of the Board of Directors, which consists of directors Carrubba, Cantoni and Nelson, held one meeting during the last fiscal year. The Audit Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors consists of directors Carrubba, Cantoni and Nelsen, and held one meeting during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and grants stock options to employees of the Company, including officers pursuant to the Company's stock option plans.

DIRECTOR COMPENSATION

    Members of the Board of Directors who are not employees of the Company receive $8,000 per year, plus $500 per meeting attended and are reimbursed for their expenses incurred in attending meetings of the Board of Directors.

    The Company's 1990 Directors' Stock Option Plan (the "Directors' Option Plan") was adopted by the Board of Directors on December 8, 1989 and was approved by the stockholders on March 29, 1990. The Directors' Option Plan provides for the grant of a non-statutory stock option to purchase 10,000 shares of Common Stock of the Company to each of the Company's non-employee directors on the later of the effective date of the Directors' Option Plan (which date was December 8, 1989) or the date on which such person becomes a director. Thereafter, each non-employee director will be automatically granted a nonstatutory stock option to purchase 2,500 shares of Common Stock of the Company on the date of and immediately following each Annual Meeting of Stockholders at which such nonemployee director is re-elected to serve on the Board of Directors, if, on such date, he or she has served on the Board for at least three months. Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options. Three non-employee directors have been granted options to purchase 20,000 shares of the Company's Common Stock under such plan and one non-employee director has been granted options to purchase 10,000 shares of the Company's Common Stock under such plan, at an exercise price of $12.98 per share. As of the Record Date, no shares had been issued on exercise of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is composed of Directors Carrubba, Cantoni and Nelsen. During fiscal 1994, the Company paid Dr. Thomas Nelsen $60,000 in consulting fees. Dr. Nelsen has more than 40 years of experience as a physician and, before his retirement, was a Professor of Surgery at Stanford University School of Medicine. Utilizing this experience, Dr. Nelsen has worked closely with the Company in developing and refining new laser products for the medical field. Management believes that this arrangement is at least as favorable as could be negotiated with an outside consultant.

VOTE REQUIRED

    Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes.

    If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and votes withheld will be treated as votes against a nominee. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED ABOVE

                                  PROPOSAL TWO
                    CLASSIFICATION OF THE BOARD OF DIRECTORS
                    AND OTHER MATTERS RELATING TO DIRECTORS

    This proposal is to approve amendments to the Company's Certificate of Incorporation and Bylaws (the "Classified Board Amendments") in order to classify the Board of Directors into three classes as nearly equal in number as possible, each of which, after an interim arrangement, will serve for three years with one class being elected each year. Under existing provisions of the Company's Certificate of Incorporation and Bylaws, directors of the Company are elected annually for terms of one year. The specific language of the Classified Board Amendments will be substantially as set forth in Exhibits A and B to this Proxy Statement. The Classified Board Amendments would make the changes described below with regard to the matters referenced in this paragraph.

THE CLASSIFIED BOARD AMENDMENTS

    ADOPTION OF A CLASSIFIED BOARD. Delaware corporate law provides that the Certificate of Incorporation of a corporation may provide that the directors be divided into up to three classes. The Classified Board Amendments will divide the directors into three equal classes. The directors of each class will serve three-year terms and the term of one class will expire each year.

    To implement a classified Board, the Classified Board Amendments would permit Class I, Class II and Class III directors initially to be elected at the 1995 Annual Meeting of Stockholders for terms of one year, two years and three years, respectively. See "Proposal One -- Election of Directors" above. If the Classified Board Amendments are adopted, Class I directors elected at the 1995 Annual Meeting of Stockholders will hold office until the 1996 Annual Meeting of Stockholders; Class II directors elected at the meeting will hold office until the 1997 Annual Meeting of Stockholders; and Class III directors elected at the meeting will hold office until the 1998 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders commencing with the 1996 Annual Meeting of Stockholders, directors elected to succeed those in the class whose terms then expire will be elected for a three-year term so that the term of one class of directors will expire each year. Thus, after 1995, stockholders will elect only one-third of the directors at each Annual Meeting of Stockholders. Each director will serve until a successor is duly elected and qualified or until his earlier death, resignation or removal.

    The number of directors to be elected at the 1995 Annual Meeting of Stockholders is six. The Board of Directors presently has no arrangements, commitments or understandings with respect to increasing or decreasing the size of the Board or any class of directors. For information regarding the nominees for election to the Board of Directors at the 1995 Annual Meeting of Stockholders and the class of directors in which each director will initially serve if the Classified Board Amendments are adopted, see "Proposal One -- Election of Directors" above.

    REMOVAL OF DIRECTORS. Delaware corporate law provides, in the case of a corporation whose board is classified, removal of directors by stockholders only for cause, unless the Certificate of Incorporation of a corporation states otherwise. The Classified Board Amendments will allow any director or the entire board of directors to be removed, with or without cause, by the majority of shares then entitled to vote in an election of directors; provided, however, that so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

REASONS FOR ADOPTION OF THE CLASSIFIED BOARD AMENDMENT

    The Board of Directors believes that dividing the directors into three classes is advantageous to the Company and its stockholders because by providing that directors will serve three-year terms rather than one-year terms, the likelihood of continuity and stability in the policies formulated by the Board will be enhanced. It also believes that the staggered election of directors will promote continuity because, at any given time, at least two-thirds of the directors will have at least one year of experience as directors of the Company.

    The Board of Directors also believes the Classified Board Amendments would, if adopted, effectively reduce the possibility that a third party could effect a sudden or surprise change in control of the Company's Board of Directors. The Classified Board Amendment would serve to ensure that the Board and management, if confronted by a surprise proposal from a third party who has acquired a block of the Company's Common Stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for the stockholders.

    The Board of Directors of the Company believes that if a potential acquiror were to purchase a significant or controlling interest in the Company, such potential acquiror's ability to remove the Company's directors and obtain control of the Board and thereby remove the Company's management would severely curtail the Company's ability to negotiate effectively with such potential acquiror. The threat of obtaining control of the Board would deprive the Board of the time and information necessary to evaluate the proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. The Classified Board Amendments are designed to reduce the vulnerability of the Company to an unsolicited takeover proposal, particularly a proposal that does not contemplate the acquisition of all of the Company's outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of the Company.

EXISTING ANTITAKEOVER PROTECTION

    STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS. The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three year moratorium unless specified conditions are met.

    Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

    For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder, sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the voting stock not owned by the interested stockholder.

    Section 203 has been challenged in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. The Company believes that so long as the constitutionality of Section 203 is upheld, Section 203 will encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 also has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for the Company in which all stockholders would not be treated equally. Section 203 should discourage certain potential acquirors unwilling to comply with its provisions.

    SHAREHOLDER RIGHTS PLAN. In December 1988 the Board of Directors of the Company adopted and has since implemented a Shareholder Rights Plan (the "Rights Plan"). Under the Rights Plan, the Company has declared a dividend of one common share purchase right (a "Right") for each share of Common Stock outstanding on November 17, 1999 (the "Record Date") and each share of Common Stock issued thereafter, unless the Board of Directors resolves otherwise, until the earlier of (i) the date the Rights become exercisable, (ii) redemption of the Rights by the Company, or (iii) November 17, 1999, the termination date of the Rights Plan. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $80.00 per share, subject to adjustment.

    The Rights are not exercisable until the occurrence of specified events. Upon the occurrence of such an event (which events are generally those which would signify the commencement of a hostile bid to acquire the Company), the Rights then become exercisable (unless redeemed by the Board of Directors), provided that appropriate registrations, qualifications and clearances have been obtained from state and federal securities regulatory authorities. If the acquiror were to conclude the acquisition of the Company, the Rights would then become exercisable for shares of the controlling/surviving corporation, at an exercise price equal to 50% of the value of those shares. If the Rights were exercised at this time, significant dilution in the capital stock of the controlling/surviving corporation would result, thus making the acquisition prohibitively expensive for the acquiror. In order to encourage a bidder to negotiate with the Board of Directors, the Rights Plan provides that the Rights may be redeemed under prescribed circumstances by the Board of Directors.

    The Rights are not intended to prevent a takeover of the Company and will not interfere with any tender offer or business combination approved by the Board of Directors. The Rights Plan is intended to protect the stockholders in the event of (a) an unsolicited offer to acquire the Company, including offers that do not treat all stockholders equally, (b) the acquisition in the open market of shares constituting control of the Company without offering fair value to all stockholders, and (c) other coercive takeover tactics which could impair the Board's ability to fully represent the interests of the stockholders.

    The Certificate of Incorporation and By-laws of the Company as currently constituted do not contain any other provisions which management considers to have an "anti-takeover effect." Cumulative voting with respect to the election of directors is provided under the Certificate of Incorporation and By-laws of the Company.

    The Board of Directors is not presently aware of any attempt by any third party to obtain control of the Company through a tender offer or otherwise. The Company has not experienced any problems with respect to the continuity and stability of the Board of Directors or corporate management and policies.
Nonetheless, in view of the increasing use in recent years of unsolicited takeovers as acquisition techniques, the Board of Directors believes that anti-takeover devices such as the ones described above are appropriate measures which will help to assure such continuity and stability in future periods. Accordingly, the Board of Directors may consider adopting other anti-takeover devices in the future, although none is currently being considered.

    The existing and proposed provisions are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's Board of Directors. The Classified Board Amendments would not prevent a negotiated acquisition of the Company with the cooperation of the Board, and such a friendly acquisition could be structured in such a manner as to shift control of the Board to representatives of the acquiror as part of such negotiated acquisition.

POSSIBLE DISADVANTAGES OF THE CLASSIFIED BOARD AMENDMENTS

    Since the Classified Board Amendments will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the Company's outstanding Common Stock, the Classified Board Amendments could tend to discourage certain tender offers which stockholders might feel would be in their best interests. Because tender offers for control usually involve a purchase price higher than the current market price, the Classified Board Amendments could also discourage open market purchases by a potential takeover bidder. Such tender offers or open market purchases could increase the market price of the Company's stock, enabling stockholders to sell their shares at a price higher than that which otherwise prevail. In addition, the Classified Board Amendments could make the Company's Common Stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops. Since these provisions will make the removal of directors more difficult, it will increase the directors' security in their positions and, since the Board has the power to retain and discharge management, could perpetuate incumbent management.

VOTE REQUIRED

    Approval of this Proposal Two requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                        THE CLASSIFIED BOARD AMENDMENTS

                                 PROPOSAL THREE
                 APPROVAL OF FORM OF INDEMNIFICATION AGREEMENT

GENERAL

    The stockholders are being asked at the Annual Meeting to approve proposed agreements (the "Indemnification Agreements") to be entered into between the Company and its directors and officers, including future directors and officers, and, at the discretion of the Board, with key employees, in substantially the form attached hereto as Exhibit C.

    The present indemnification agreements between the Company and its directors and officers were prepared in 1988 prior to the Company's reincorporation in Delaware. These indemnification agreements provide the Company's officers and directors with the fullest permissible scope of indemnification under California law. Although California and Delaware indemnification laws are similar, Delaware law provides a somewhat broader scope of protection for directors and officers. Accordingly, the proposed Indemnification Agreement provides for the maximum indemnification allowed under applicable Delaware law and under the Company's Certificate of Incorporation.

    The Board of Directors believes that the Indemnification Agreements serve the best interest of the Company and its stockholders by strengthening the Company's ability to attract and retain over time the services of knowledgeable and experienced persons to serve as directors, officers and key employees who, through their efforts and expertise, can make a significant contribution to the success of the Company.

    The Indemnification Agreements are intended to compliment the indemnity and other protection available under applicable law, the Company's Certificate of Incorporation and Bylaws, and to provide for indemnification of Indemnitees to the fullest extent permitted by applicable law.

OTHER PROTECTION

    Section 145 of Delaware General Corporation Law ("Delaware Law") provides a detailed statutory framework covering indemnification of any Indemnitee who has been or is threatened to be made a party to any legal proceeding by reason of his or her service on behalf of the Company. Delaware Law mandates that indemnification shall be made to any such person who has been successful "on the merits" or "otherwise" with respect to the defense of any such proceeding, but does not require indemnification in any other circumstances. Delaware Law further provides that in derivative suits a person shall not be indemnified by the corporation for any loss or damage suffered by it on account of any action taken by him or her as a director, officer or agent of the corporation unless he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to a criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Furthermore, indemnification is not available in derivative actions if the Indemnitee shall have been adjudged to be liable to the corporation unless the court in which such action is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses which such court shall determine to be proper.
Indemnification for expenses incurred in settling a derivative action is permitted. The Company may advance the expenses incurred in defending such a proceeding upon the giving of an undertaking, or promise, to repay such sums in the event it is later determined that such Indemnitee is not entitled to be indemnified. The Certificate of Incorporation of the Company have implemented the applicable statutory framework by requiring that the Company indemnify its officers and directors to the fullest extent permitted by Delaware Law.

    Delaware Law provides that a director shall not be held personally liable for monetary damages for breach of fiduciary duty as a director, provided (as specified in the Delaware Law) that such limitation of liability shall not act to limit liability for the following conduct: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (c) for any violation of Section 174 of the Delaware Law; or (d) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION AGREEMENTS

    The Indemnification Agreements provide the Indemnitees with the maximum indemnification allowed under applicable law. Since the Delaware statute is non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. The Indemnification Agreements provide a scheme of indemnification which may be broader than that specifically provided by Delaware Law. It has not yet been determined, however, to what extent the indemnification expressly permitted by Delaware Law may be expanded, and therefore the scope of indemnification provided by the Indemnification Agreements may be subject to future judicial interpretation.

    The Indemnification Agreements provide that the Company shall indemnify an Indemnitee who is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative by reason of the fact that the Indemnitee is or was a director, officer, key employee or agent of the Company or any subsidiary of the Company. The Company shall advance all expenses, judgments, fines, penalties and amounts paid in settlement (including taxes imposed on Indemnitee on account of receipt of such payouts) incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above. The Indemnitee shall repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. The advances paid to the Indemnitee by the Company shall be delivered within 20 days following a written request by the Indemnitee. Any award of indemnification to an Indemnitee, if not covered by insurance, would come directly from the assets of the Company, thereby affecting a stockholder's investment.

    The Indemnification Agreements set forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in Delaware Law, including the following:

    First, in the event an action is instituted by the Indemnitee under the Indemnification Agreements to enforce or interpret any of the terms therein, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees, incurred by the Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under the Indemnification Agreements or to enforce or interpret any of the terms therein, the Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees, incurred by the Indemnitee in the defense of such action, unless as a part of such action the court determines that each of the Indemnitee's material defenses to such action were made in bad faith or were frivolous. Delaware Law does not set forth any procedure for contesting a corporation's determination of a party's right to indemnification.

    Second, the Indemnification Agreements explicitly provide for partial indemnification of costs and expenses in the event that an Indemnitee is not entitled to full indemnification under the terms of the Indemnification Agreements. Delaware Law does not specifically address this issue. It does, however, provide that to the extent that an Indemnitee has been successful on the merits, he or she shall be entitled to such indemnification.

    Third, in the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the indemnified party, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee without the consent of the Indemnitee.

    Fourth, indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-Laws, any agreement, any vote of stockholders or disinterested directors, Delaware Law, or otherwise. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity at the time of the action, suit or other covered proceeding.

    Finally, the Indemnification Agreements provide for certain exceptions to indemnification which include the following: (a) indemnification for liabilities where the law prohibits indemnification; (b) indemnification or advancement of expenses with respect to proceedings or claims initiated or brought voluntarily by an Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under the Indemnification Agreements or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law; and (c) indemnification for expenses in the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar or successor statute.

    The proposed Indemnification Agreements, together with the limitations on the directors' liability provided by the Company's Certificate of Incorporation and by Article VI of the Company's Bylaws, reduce significantly the number of instances in which directors might be held liable to the Company for monetary damages for breach of their fiduciary duties. Therefore, the current directors of the Company have a direct personal interest in the approval of the Indemnification Agreements.

    THE FOREGOING DISCUSSION OF THE INDEMNIFICATION AGREEMENTS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF INDEMNIFICATION AGREEMENT ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT C, WHICH YOU ARE URGED TO READ AND CONSIDER CAREFULLY.

    At present there is no pending litigation or proceeding involving an Indemnitee where indemnification would be required or permitted under the
Indemnification Agreements. The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification under the Indemnification Agreements by an Indemnitee.

INDEMNIFICATION OF LIABILITIES UNDER THE SECURITIES ACT OF 1933

    The Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an Indemnitee of the Company in the successful defense of any such act or proceeding) is asserted by such Indemnitee in connection with securities which have been registered by the Company, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

VOTE REQUIRED

    Section 144 of the Delaware General Corporation Law provides that no contract between a corporation and one or more of its directors is either void or voidable solely because such director or directors are parties to such contract if the material facts as to the transaction and as to such director's interest are disclosed or known to the stockholders and such contract is approved in good faith by vote of the stockholders, or the contract has been approved by a disinterested majority of the board, or the contract is fair to the Company as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

    Since the Company intends to enter into these Indemnification Agreements with each of the directors, they must either be fair to the Company or be approved by the requisite vote of stockholders. Although the Company believes that the form of Indemnification Agreement is fair to the Company, and that stockholder approval may not therefore be required to validate the Indemnification Agreements, the Company believes that it is appropriate to submit the Indemnification Agreements to the stockholders for their consideration. If the Indemnification Agreements are approved by the stockholders, they are not void or voidable and the Company's stockholders may not later assert a claim that the Indemnification Agreements are invalid due to improper authorization; however, the stockholders may challenge the validity of the Indemnification Agreements on other grounds. If the Indemnification
Agreements are not approved by the stockholders, the invalidity of such agreements could hereafter be asserted by the stockholders. In such an instance, the person asserting the validity of the Indemnification Agreements will bear the burden of proving that they were fair to the Company at the time they were authorized.

    Approval of the Indemnification Agreements will require the affirmative vote of a majority of the votes present or represented and entitled to vote on this subject matter at the meeting and held by disinterested stockholders. Since each director is an interested party with respect to this matter, shares owned directly or indirectly by any director may not be voted on this proposal although they will be counted for purposes of determining whether a quorum is present. An abstention is not an affirmative vote and, therefor, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                 THE APPROVAL OF THE INDEMNIFICATION AGREEMENT

                                 PROPOSAL FOUR
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche, independent public accountants, to audit financial statements of the Company for the fiscal year ending September 30, 1995, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection. Deloitte & Touche has audited the Company's financial statements since the fiscal year ended September 25, 1976. Representatives of Deloitte & Touche are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
              RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table shows, as to the Chief Executive officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years (to the extent that such person was the Chief Executive Officer and/or an executive officer, as the case may be, during any part of such fiscal year):

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                             -------------
                                                       ANNUAL COMPENSATION
                                      -----------------------------------------------------     AWARDS
                                                                             OTHER ANNUAL    -------------     ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)    BONUS ($)   COMPENSATION (1)   OPTIONS (#)   COMPENSATION ($)
- - ------------------------------------  ---------  -----------  -----------  ----------------  -------------  ----------------
James L. Hobart                            1994  $   233,918  $    96,433         --              12,500       $   19,516(2)
 Chairman and Chief                        1993  $   224,994  $    96,901         --              12,500       $   17,885
 Executive Officer                         1992  $   224,994  $    70,697         --              12,500       $   15,592
Henry E. Gauthier                          1994  $   223,431  $    92,134         --              11,000       $   15,654(3)
 President and Chief                       1993  $   215,010  $    91,310         --              11,000       $   15,857
 Operating Officer                         1992  $   215,010  $    71,981         --              11,000       $   13,627
Robert J. Quillinan                        1994  $   160,235  $    61,474         --               6,000       $   11,081(4)
 Vice President and Chief                  1993  $   155,034  $    60,792         --               6,000       $   10,679
 Financial Officer                         1992  $   161,177  $    42,426         --               6,000       $    9,539
Bernard J. Couillaud (5)                   1994  $   155,885  $    64,932         --               6,000       $   11,146(6)
 Vice President                            1993  $   133,662  $    78,668         --               6,000       $    9,536
                                           1992  $   118,712  $    32,122         --              12,750       $    7,768
Leonard C. DeBenedictis (7)                1994  $   196,232  $    64,649         --               6,000       $    9,031(8)
 Vice President                            1993  $   159,994  $   122,543         --               6,000       $   10,844
                                           1992  $   145,976  $    51,481         --              12,000       $   10,003

- - ------------------------
(1) In accordance with the rules of Securities and Exchange Commission, amounts relating to fiscal 1992 and fiscal 1993, if any, and amounts totalling less than $50,000 have been omitted.

(2) Includes $13,746 contributed by the Company under defined contribution plans and $5,770 in life insurance benefits.

(3) Includes $13,403 contributed by the Company under defined contribution plans and $2,251 in life insurance benefits.

(4) Includes $10,129 contributed by the Company under defined contribution plans and $952 in life insurance benefits.

(5) Dr. Couillaud became an executive officer on March 23, 1992. The amounts for 1992 reflect annual compensation paid to Dr. Couillaud in all capacities for the year.

(6) Includes $9,815 contributed by the Company under defined contribution plans and $1,331 in life insurance benefits.

(7) Includes compensation paid to Mr. DeBenedictis prior to his resignation on August 26, 1994.

(8) Includes $7,516 contributed by the Company under defined contribution plans and $1,515 in life insurance benefits.

STOCK OPTION GRANTS AND EXERCISES

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended October 1, 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                         ----------------------------------------------------   POTENTIAL REALIZABLE
                                          NUMBER OF                                               VALUE AT ASSUMED
                                         SECURITIES                                            ANNUAL RATES OF STOCK
                                         UNDERLYING     % OF TOTAL                             PRICE APPRECIATION FOR
                                           OPTIONS    OPTIONS GRANTED  EXERCISE                   OPTION TERM (3)
                                           GRANTED    TO EMPLOYEES IN  PRICE ($/  EXPIRATION   ----------------------
                 NAME                      (#)(1)     FISCAL YEAR (2)     SH)        DATE       5% ($)      10% ($)
- - ---------------------------------------  -----------  ---------------  ---------  -----------  ---------  -----------
James L. Hobart........................      12,500          4.35%     $   12.75     5/13/00   $  52,355  $   118,216
Henry E. Gauthier......................      11,000          3.83%     $   12.75     5/13/00   $  46,072  $   104,030
Robert J. Quillinan....................       6,000          2.09%     $   12.75     5/13/00   $  25,130  $    56,744
Bernard J. Couillaud...................       6,000          2.09%     $   12.75     5/13/00   $  25,130  $    56,744
Leonard C. DeBenedictis (4)............       6,000          2.09%     $   12.75     5/13/00   $  25,130  $    56,744

- - ------------------------
(1) The Company's 1979 Stock Option Plan, 1981 Incentive Stock Option Plan and 1987 Stock Option Plan (collectively the "Option Plans") provide for the grant of options to officers and key employees of the Company. Options granted under the Option Plans may be either "nonstatutory options" or "incentive stock options." The exercise price is determined by the Board of Directors or its Compensation Committee and may not be less than 100% of the fair market value of the Common Stock on the date of grant of the options. The options expire not more than six years from the date of grant, unless otherwise determined by the Board of Directors or its Compensation Committee, and may be exercised only while the optionee is employed by the Company or within thirty days after termination of employment or within six months after death. The Board of Directors may determine when options granted may be exercisable. The 1979 Stock Option

     Plan terminated on December 10, 1989 and no further options may be granted thereunder. The 1981 Incentive Stock Option Plan terminated on December 10,
     1991 and no further options may be granted thereunder. The Company has not granted any stock appreciation rights.

(2)  The  Company granted options to purchase  an aggregate of 222,350 shares to all employees other than executive officers and granted options to purchase an aggregate  of 47,500  shares to  all executive  officers as  a group  (6 persons), during fiscal 1994.

(3) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's
     Common Stock and overall market conditions.

(4)  Mr. DeBenedictis resigned effective August 26, 1994.

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended October 1, 1994 and the value of unexercised options at such date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                         UNDERLYING             VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS/SARS      IN-THE-MONEY OPTIONS
                                      SHARES                     AT OCTOBER 1, 1994 (#)(2)    AT OCTOBER 1, 1994($)(3)
                                   ACQUIRED ON   VALUE REALIZED  --------------------------  --------------------------
              NAME                 EXERCISE (#)      ($)(1)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- - ---------------------------------  ------------  --------------  -----------  -------------  -----------  -------------
James L. Hobart..................            0     $        0        25,000        37,500     $  98,438    $    82,813
Henry E. Gauthier................       14,250     $   -3,563        22,000        33,000     $  86,625    $    72,875
Robert J. Quillinan..............       14,500     $   23,750         6,000        18,000     $  21,750    $    39,750
Bernard J. Couillaud.............        5,000     $   18,025        12,000        18,000     $  56,875    $    39,750
Leonard C. DeBenedictis (4)......       19,500     $   58,500        10,500        21,000     $  43,313    $    55,875

- - ------------------------
(1) The value realized is calculated based on the closing price of the Company's Common Stock as reported by the NASDAQ National Market System on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(3) The market value of underlying securities is based on the difference between the closing price for the Company's Common Stock on October 1, 1994 of $14.00 (as reported by NASDAQ National Market System) and the exercise price.

(4)  Mr. DeBenedictis resigned effective August 26, 1994.

OTHER EMPLOYEE BENEFIT PLANS

EMPLOYEE RETIREMENT AND INVESTMENT PLAN AND SUPPLEMENTARY RETIREMENT PLAN

    Effective January 1, 1979, the Company adopted the Coherent Employee Retirement and Investment Plan. Employees become eligible to participate after completing one year of service. Under this plan, the Company will match employee contributions to the plan up to a maximum of 6% of the employee's individual earnings. An employee is not entitled to any part of the Company's contribution until the completion of his or her third year of employment. After the end of the third year of employment, 20% of the Company's contribution vests. Thereafter, an additional 20% of the Company's contribution vests at the end of each year of completed service until the end of the seventh year of employment when such contributions become 100% vested. Effective as of 1985, the plan was amended and restated to conform the plan to new regulations and to qualify under
Section 401(k) of the Internal Revenue Code of 1986, as amended to permit employees to make contributions to the plan from their pre-tax earnings. Effective January 1, 1990, the Company adopted the Supplementary Retirement Plan which provides that certain senior management may contribute income to a trust fund. The Company will match such contributions up to 6% of the participant's income. Such contributions are subject to the same vesting requirements as contributions made under the Employment Retirement and Investment Plan.

MANAGEMENT BONUS PLAN

    The Company's Management Bonus Plan provides for the payment of quarterly cash bonuses to members of management designated by the Board of Directors determined by a formula based on improvements of pre-tax profits, cash flow and asset management over preset threshold levels for each operating group or business unit. Those employees who participate in the Bonus Plan who are not assigned to an operating group or business unit receive an average of such amounts.

PRODUCTIVITY INCENTIVE PLAN

    Under the Company's Productivity Incentive Plan (the "Incentive Plan") 450,000 shares of Common Stock were initially reserved and 81,824 shares of Common Stock are currently available for issuance to employees of the Company and its designated subsidiaries who are customarily employed for at least twenty hours per week. The purpose of the Incentive Plan is to enhance an employee's proprietary interest in the Company and to create an incentive for the Company's success.

    The Incentive Plan provides for the quarterly distribution of cash or Common Stock, at the election of each participant, based upon the quarterly profitability of the Company. The amount of cash or number of shares of Common Stock distributed to each participant is determined by dividing a participant's "incentive compensation" by the fair market value of the Company's Common Stock at the end of each three-month period.

EMPLOYEE STOCK PURCHASE PLAN

    The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders in 1980. A total of 2,287,500 shares of Common Stock were initially reserved and 705,935 shares of Common Stock are currently available for issuance thereunder. The Purchase Plan permits employees who are employed for at least twenty hours per week and more than five months in a calendar year to purchase Common Stock of the Company through payroll deductions, which may not exceed 10% of an employee's compensation, at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each twelve-month period. The Purchase Plan provides for two offerings during each fiscal year, each having a duration of twelve months.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 28 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

INTRODUCTION

    The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals.

COMPENSATION PROGRAMS

    BASE  SALARY.    The  Committee  establishes  base  salaries  for  executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

    BONUS PLANS. Each executive officer participates in the Management Bonus Plan which provides for the payment of a quarterly bonus determined by a formula based on improvements of pre-tax profits and asset management over preset threshold levels for each operating group or business unit.

    STOCK OPTIONS. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company's long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by the Company to its executive officers and other employees have exercise prices equal to fair market value at the time of grant. Stock options generally vest over a four year period. The initial option grant is designed to be competitive with those of comparable companies for the level of job the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

    OTHER. In addition to the foregoing, officers participate in compensation plans available to all employees, such as a quarterly profit sharing plan and participation in both the Company's 401(k) retirement plan and employee stock purchase plan. See "Executive Compensation -- Other Employee Benefit Plans."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company.

    The Compensation Committee considers stock options to be an important component of the Chief Executive Officer's compensation as a way to reward performance and motivate leadership for long-term growth and profitability. In 1994, Dr. Hobart was granted an option to purchase 12,500 shares with an exercise price equal to the fair market value at date of grant ($12.75 per share). This option becomes exercisable at the end of four years. The Committee believes that the quantity of shares granted to Dr. Hobart is consistent with its philosophy of granting options to many management personnel rather than concentrating grants on a few senior executives.

COMPENSATION LIMITATIONS

    Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company is studying these regulations and currently intends to take the necessary actions to cause its stock option plans to qualify for the exclusions. The Company does not currently anticipate taking actions necessary to qualify the Company's executive annual cash bonus plans for the exclusions.

                                          COMPENSATION COMMITTEE

                                          Frank Carrubba
                                          Charles Cantoni
                                          Thomas Sloan Nelsen

Dated: December   , 1994

                              CERTAIN TRANSACTIONS

    The following table sets forth information with respect to all executive officers of the Company who had indebtedness outstanding during the past fiscal year. This indebtedness arose as a result of the delivery of promissory notes in connection with the exercise of stock options.

                                                                                        LARGEST
                                                                                        AMOUNT      BALANCE AT
                                               NEW LOANS     INTEREST      MATURITY   OUTSTANDING   OCTOBER 1,
                    NAME                      DURING 1994     RATE(S)      DATE(S)    DURING 1994      1994
- - --------------------------------------------  -----------  -------------  ----------  -----------  -------------
James L. Hobart.............................      --            --            --       $ 487,089    $   487,089
Henry E. Gauthier...........................   $ 171,000       5.36%        3/3/99     $ 677,872    $   677,872
Robert J. Quillinan.........................   $ 169,183    5.34-7.05%     2/28/99-    $ 394,061    $   394,061
                                                                           8/29/99
Leonard C. DeBenedictis (1).................   $ 210,863       7.05%        8/4/99     $ 322,415    $   322,415
Robert Gelber...............................   $  49,458       7.05%       8/23/99     $ 179,940    $   179,940
Bernard J. Couillaud........................   $  56,092    5.34-5.35%     9/28/98-    $  56,092    $    56,092
                                                                           2/28/99

- - ------------------------
(1)  Mr. DeBenedictis resigned effective August 26, 1994.

    All promissory notes are full recourse and are secured by the shares of Common Stock of the Company issued upon exercise of the options. Interest is paid annually.

    See "Election of Directors -- Director Compensation" for a description of Dr. Nelsen's consulting arrangement with the Company.

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from September 30, 1989 through October 1, 1994 comparing the return on the Company's Common Stock with the Standard & Poors 500 Stock Index and High Technology Composite Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             COHERENT INC      S & P 500 INDEX       HIGH TECH COMPOSITE
9/19 89                  100                 100                         100
9/19 90                51.47               90.76                       85.92
9/19 91                82.35              119.04                      105.44
9/19 92                   50               132.2                       107.4
9/19 93                83.82              149.39                      129.55
9/19 94                82.35              154.89                      150.82

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: February 3, 1995

                                   EXHIBIT A

                          SECOND RESTATED AND AMENDED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 COHERENT, INC.
                 (ORIGINALLY INCORPORATED ON JANUARY 11, 1989)

    Henry E. Gauthier and Scott H. Miller certify that:

    1. They are President and Assistant Secretary of Coherent, Inc., a Delaware Corporation.

    2. The Restated and Amended Certificate of Incorporation of this corporation are amended and restated to read as follows:

    FIRST.  The name of the corporation is Coherent, Inc. (the "Corporation").

    SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD.   The nature of the business  or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH. This Corporation is to issue one class of shares, designated "Common Stock." The total number of shares which this Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock with a par value of $.01 per share.

    FIFTH.  The Corporation is to have perpetual existence.

    SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.

    SEVENTH.    The number  of  directors which  constitute  the whole  Board of
Directors of the Corporation shall be as specified in the By-laws of the Corporation.

    EIGHTH. At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he or she would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate or may distribute them among the number to be elected, or for any two or more of them as he or she may see fit.

    NINTH. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the annual meeting of stockholders scheduled to be held on March 23, 1995. At each annual meeting after the annual meeting of stockholders scheduled to be held on March 23, 1995, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

    TENTH. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

    ELEVENTH. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

    TWELFTH. Elections for directors need not be by ballot unless a stockholder demands election by ballot at the meeting and before the voting begins or unless the By-laws so require.

    THIRTEENTH. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article 12, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article 12, shall eliminate or reduce the effect of this Article 12 in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Article 12, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

    FOURTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    The aforementioned Second Restated and Amended Certificate of Incorporation has been adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    IN  WITNESS  WHEREOF,  we have  executed  this Second  Restated  and Amended
Certificate of Incorporation of this    day of        , 1995.

                                          ______________________________________
                                          Henry E. Gauthier, President

                                          ______________________________________
                                          Scott H. Miller, Assistant Secretary

                                   EXHIBIT B

                            AMENDMENT TO THE BYLAWS

    Section 3.3 of Article III of the Bylaws of the Company is amended in its entirety as follows:

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
    Except as provided in Section 3.4 of these by-laws, at each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholder's meeting called and held in accordance with the Delaware General Corporation Law. The directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class
III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the annual meeting of stockholders scheduled to be held on March 23, 1995. At each annual meeting after the annual meeting of stockholders scheduled to be held on March 23, 1995, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

                                   EXHIBIT C

                                 COHERENT, INC.
                           INDEMNIFICATION AGREEMENT

    This Indemnification Agreement ("AGREEMENT") is entered into  as of the
day  of        ,  199 by and between Coherent, Inc., a Delaware corporation (the
"COMPANY") and [       ]("INDEMNITEE").

                                    RECITALS

    A. The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

    B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

    C. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection.

    D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancing of expenses to Indemnitees to the maximum extent permitted by law.

    E. In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

    NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

    1.  INDEMNIFICATION.

        (a) INDEMNIFICATION OF EXPENSES. The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "Claim") by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an "INDEMNIFIABLE EVENT") against any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "EXPENSES"), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than twenty days after written demand by Indemnitees therefor is presented to the Company.

        (b) REVIEWING PARTY. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(c) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an "EXPENSE ADVANCE") shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agree to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee's obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(c) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

        (c) CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitees to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Company's Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

        (d) MANDATORY PAYMENT OF EXPENSES. Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section
    (1)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

    2.  EXPENSES; INDEMNIFICATION PROCEDURE.

        (a) ADVANCEMENT OF EXPENSES. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to or on behalf of Indemnitee as soon as practicable but in any event no later than twenty days after written demand by Indemnitee therefor to the Company.

        (b) NOTICE/COOPERATION BY INDEMNITEE. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

        (c) NO PRESUMPTIONS; BURDEN OF PROOF. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of NOLO CONTENDERE, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

        (d) NOTICE TO INSURERS. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

        (e) SELECTION OF COUNSEL. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee's counsel in any such Claim at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of

    Indemnitee's counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee at the Company's expense without the consent of the Indemnitee.

    3.  ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

        (a) SCOPE. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 8(a) hereof.

        (b) NONEXCLUSIVITY. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

    4. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

    5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

    6. MUTUAL ACKNOWLEDGEMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

    7. LIABILITY INSURANCE. The Company shall, from time to time, make the good faith determination whether it is practicable or in the best interests of the Company or its stockholders for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

    8. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

        (a) EXCLUDED ACTION OR OMISSIONS. To indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law;

        (b) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or
    (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

        (c) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

        (d) CLAIMS UNDER SECTION 16(B). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

    9. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; PROVIDED, HOWEVER, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

    10.  CONSTRUCTION OF CERTAIN PHRASES.

        (a) COMPANY. For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

        (b) OTHER ENTERPRISES. For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

        (c) CHANGE OF CONTROL. For purposes of this Agreement a "Change in Control" shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting
    Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

        (d) INDEPENDENT LEGAL COUNSEL. For purposes of this Agreement, "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(c) hereof, who shall not have otherwise performed services for the Company or Indemnitees within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

        (e) REVIEWING PARTY. For purposes of this Agreement, a "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee are seeking indemnification, or Independent Legal Counsel.

        (f)    VOTING  SECURITIES.   For  purposes  of  this  Agreement, "Voting
    Securities" shall mean any securities of the Company that vote generally in the election of directors.

    11.    COUNTERPARTS.    This  Agreement  may  be  executed  in  one  or more
counterparts, each of which shall constitute an original.

    12. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise at the Company's request.

    13. ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee's counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee's material defenses to such action was made in bad faith or was frivolous.

    14. NOTICE. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee's address as set forth beneath Indemnitee's signature to this Agreement and if to the Company at the address of its principal corporate offices (attention:
Secretary) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

    15. CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

    16. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

    17. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

    18. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

    19. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

    20. INTEGRATION AND ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

    21. NO CONSTRUCTION AS EMPLOYMENT AGREEMENT. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          COHERENT, INC.,
                                          a Delaware corporation

                                          By: __________________________________
                                          Title: _______________________________
                                          Address: 5100 Patrick Henry Drive
                                                  Santa Clara, CA 95054
AGREED TO AND ACCEPTED BY:

______________________________________
[Name of Indemnitee]

Address: _____________________________
       _______________________________
       _______________________________

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 COHERENT, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 March 23, 1995

     The undersigned stockholder of Coherent, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 3, 1995, and hereby appoints Henry E. Gauthier and Robert J. Quillinan, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Coherent, Inc. to be held on March 23, 1995, at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95056, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.  ELECTION OF DIRECTORS:

    / /  FOR all nominees listed below       / /  WITHHOLD authority
         (except as indicated).                   to vote for all nominees
                                                  listed below.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

        James L. Hobart          Charles W. Cantoni       Thomas Sloan Nelsen
        Henry E. Gauthier        Frank P. Carrubba        Jerry Robertson

2. PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S RESTATED AND AMENDED CERTIFICATE OF INCORPORATION AND BYLAWS TO REORGANIZE THE BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED TERMS:

        / / FOR                  / / AGAINST              / / ABSTAIN

3. PROPOSAL TO APPROVE A NEW FORM OF INDEMNIFICATION AGREEMENT BETWEEN THE COMPANY AND ITS OFFICERS AND DIRECTORS:

        / / FOR                  / / AGAINST              / / ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE AS THE INDEPENDENT PUBLIC ACCOUNTANTS TO THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1995:

        / / FOR                  / / AGAINST              / / ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR ADOPTION OF THE AMENDMENTS TO THE COMPANY'S RESTATED AND AMENDED CERTIFICATE OF INCORPORATION AND BYLAWS, FOR ADOPTION OF A NEW FORM OF INDEMNIFICATION AGREEMENT, FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.



                                   Dated:                                 , 1995
                                          --------------------------------

                                   ---------------------------------------------
                                                     Signature

                                   ---------------------------------------------
                                                     Signature

                                   (THIS PROXY SHOULD BE MARKED, DATED, SIGNED
                                   BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER
                                   NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANT OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.)